UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2024

QUOIN PHARMACEUTICALS LTD.
(Translation of registrant’s name into English)

State of Israel	001-37846	92-2593104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42127 Pleasant Forest Court Ashburn, VA	20148-7349
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 980-4182

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one (1) Ordinary Share, no par value per share	QNRX	The Nasdaq Stock Market LLC
Ordinary Shares, no par value per share*		N/A
*	Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On January 25, 2024, Quoin Pharmaceuticals Ltd. (the “Company” or “we”) entered into a Purchase Agreement (the “Purchase Agreement”) with Alumni Capital LP (“Alumni”). Pursuant to the Purchase Agreement, the Company has the right to sell to Alumni up to $8,000,000 (the “Commitment Amount”) of newly issued ordinary shares that are represented by American Depositary Shares (“ADSs”) (the “Purchase Notice Securities”), subject to certain conditions and limitations, from time to time during the term of the Purchase Agreement.

ADSs may be sold by the Company pursuant to the Purchase Agreement over a period beginning on the later of (i) the date that a registration statement that we agreed to file with the Securities and Exchange Commission ("SEC”) pursuant to the Purchase Agreement is declared effective by the SEC, and (ii) the date that shareholder approval of the issuance of ADSs under the Purchase Agreement is obtained (such later date, the “Initiation Date”) and ending on the earlier of (i) the date on which Alumni has purchased ADSs pursuant to the Purchase Agreement for an aggregate purchase price of the Commitment Amount, and (ii) the 90th day after the Initiation Date; provided, however, that the Company has the option at its sole discretion to extend such period by up to an additional 90 days by written notice to Alumni given at least ten days prior to the end of the original 90 day period (such period, including any extension, the “Commitment Period”). If shareholder approval of the issuance of ADSs under the Purchase Agreement is not obtained by April 30, 2024, the Company may terminate the Purchase Agreement by written notice to Alumni and neither party shall have any obligation or liability to the other party.

Upon the satisfaction of the conditions in the Purchase Agreement, we will have the right, but not the obligation, except as provided in the next sentence, from time to time at our sole discretion over the Commitment Period described above, to direct Alumni to purchase up to an amount of ADSs as set forth in the Purchase Agreement; provided, that Alumni’s maximum commitment under any single purchase will not exceed the amounts described below. The Company has agreed to issue purchase notices for an aggregate of at least $4,000,000 of the Commitment Amount prior to the end of the Commitment Period.

The purchase price per share of the ADSs that may be sold to Alumni under the Purchase Agreement in such purchases will equal, at the Company’s election:

•      90% of the lowest daily dollar volume-weighted average price for the ADSs on Nasdaq for the five consecutive trading days immediately prior to the closing date for the purchase (“Purchase Price Option I”);

•      the lesser of (i) the average of the three lowest closing prices per ADS on Nasdaq for the ten consecutive trading days immediately prior to the date the Company gives a purchase notice to Alumni or (ii) the lowest trading price per ADS on Nasdaq on the date the Company gives a purchase notice to Alumni (“Purchase Price Option II”); or

•      98% of the lowest daily dollar volume-weighted average price of the ADSs for the three consecutive trading days immediately prior to the closing date for the purchase (“Purchase Price Option III”).

Alumni’s maximum commitment under any single purchase will not exceed the amounts described below:

•      With respect to Purchase Price Option I, Alumni’s maximum commitment under any single purchase will not exceed a number of ADSs equal to $500,000 divided by the dollar volume-weighted average price for the ADSs on Nasdaq as of the trading day prior to the date the Company gives a purchase notice to Alumni, unless the Company and Alumni mutually agree in writing to increase the limitation to a number of ADSs not to exceed $5,000,000 divided by the dollar volume-weighted average price for the ADSs on Nasdaq as of the trading day prior to the date the Company gives a purchase notice to Alumni;

•      With respect to Purchase Price Option II, Alumni’s maximum commitment under any single purchase will not exceed the lesser of: (i) a number of ADSs equal to 2% of the Commitment Amount divided by the closing price per ADS on Nasdaq on the trading day immediately prior to the date the initial Commitment Securities are issued or (ii) a number of ADSs equal to $500,000 divided by the purchase price under Purchase Price Option II; and

•      With respect to Purchase Price Option III, Alumni’s maximum commitment under any single purchase will not exceed the lesser of (i) 60% of the average daily trading volume of the Company’s ADSs on Nasdaq over the most recent three trading days prior to the date the Company gives a purchase notice to Alumni, or (ii) a number of ADSs equal to $500,000 divided by the dollar volume-weighted average price for the ADSs on Nasdaq as of the trading day prior to the date the Company gives a purchase notice to Alumni.

There is no upper limit on the price per share that Alumni could be obligated to pay for the ADSs under the Purchase Agreement; provided, however at no time can the purchase price be below a floor price of $1.00 per share (subject to adjustment as provided in the Purchase Agreement for any stock dividend or distribution of equivalent securities, subdivision, combination or reclassification of our ordinary shares or ADSs, occurring after the date of the Purchase Agreement).

The Company will control the timing and amount of any sales of ADSs to Alumni. Actual sales of our ADSs to Alumni under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the ADSs and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

As consideration for Alumni’s irrevocable commitment to purchase ADSs under the Purchase Agreement, we agreed to issue to Alumni, at the times set forth in the Purchase Agreement beginning with the trading day after the Initiation Date, a number of ADSs with a value at the time of issuance not to exceed $240,000 in the aggregate (the “Commitment Securities”). The ADSs to be issued will be valued at the average of the closing prices of the ADSs on Nasdaq for the five trading days immediately prior to the date such ADSs are issued. The Company may pay cash in lieu of issuing all or any portion of the Commitment Securities.

In all instances, we may not sell ADSs to Alumni under the Purchase Agreement if it would result in Alumni beneficially owning more than 9.99% of our outstanding ordinary shares.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which the Company sells ADSs to Alumni. To the extent the Company sells ADSs under the Purchase Agreement, the Company currently plans to use any proceeds therefrom for strategic opportunities, research and development activities, working capital and other general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. Alumni has agreed not to engage in, directly or through an affiliate, any short selling or hedging of the ADSs during the term of the Purchase Agreement. In the event of any breach of the covenants or representations regarding short selling or hedging, and without limiting any of the Company’s rights or remedies at law or in equity: (i) Alumni will pay to the Company an amount in cash equal to the value of any Commitment Securities issued to Alumni (valued as of the date they were issued in accordance with the Purchase Agreement) and (ii) the Company may terminate this Agreement without any penalty or further obligation to Alumni.

Further, Alumni has agreed that, unless approved in advance in writing by the Board, neither Alumni, nor any affiliate of Alumni acting on its behalf or pursuant to any understanding with it, will, for a period of two years after the execution date of the Purchase Agreement, directly or indirectly, make any statements, proposals or offers to acquire the Company or take certain other actions with respect to the Company or its equity or debt securities.

Pursuant to the Purchase Agreement, we have agreed to file a registration statement with the SEC to register for resale under the Securities Act of 1933, as amended, our ADSs that may be issued to Alumni under the Purchase Agreement, including the Commitment Securities. The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

Neither the Company nor Alumni may assign or transfer its rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement may be modified or waived by the parties except in writing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The ADSs to be issued under the Purchase Agreement will be sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The ADSs have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement between the Company and Alumni Capital LP dated January 25, 2024
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 30, 2024	QUOIN PHARMACEUTICALS LTD.

	By:	/s/ Gordon Dunn
	Name:	Gordon Dunn
	Title:	Chief Financial Officer